Deloitte &
Touche LLP
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                            Suite 900                Telephone (313) 396-3000
                            600 Renaissance Center
                            Detroit, Michigan 48243-1704




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-38873 and 33-55795 of CARCO Auto Loan Master Trust on Form S-3 of our report dated January 22, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the basis of accounting described in Note 1), appearing in the Annual Report on Form 10-K of CARCO Auto Loan Master Trust for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP


January 22, 1999
Detroit, MI



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Deloitte & Touche
Tohmatsu
International
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